UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Benjamin Franklin Drive, Unit 802 Sarasota Florida 34236

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2024, Astra Energy Inc. ("Astra" or the “Company”), through its subsidiary A-HES Power Co. have entered into a Joint Venture Agreement (the "Agreement") with a large multinational oil and gas corporation based in Dubai, United Arab Emirates (the "Client"), collectively (the "Parties").

The Company entered into an Agreement engage in project development within the sectors of petroleum refineries and pipelines on a non-exclusive basis.

The products to which this Agreement is applicable are the Holcomb Energy Systems LLC In-Line Power Generator (ILPG) and the Self-Sustaining Power Plant (SSPP) for commercial use but not residential use, and the power enhancement and/or savings provided by the Equipment. The Products will be manufactured, installed, operated, and maintained by A-HES Power Co.

The Client will provide additional introductions to the market, aid and assist in identifying and securing project funding of up to USD $20 million to design, engineer, build and install a 3-megawatt containerized Pilot System as well as; OPEX for expanded management and administrative team, recruiting in-house engineers and technicians for project-specific design-engineer-build capability, small-scale manufacturing of prototype demonstration and inventory, research and development, patent prosecution and protection worldwide. The Client owns refineries, is involved in multiple energy projects internationally and is in the predevelopment stage of a major pipeline project that will require 300 Megawatts of power.

The Company will manage and oversee technical representation including engineering representation, technical and performance testing documentation, product testing, energy auditing, benchmarking, product installation and all related reporting when necessary.

The Parties have agreed to a confidential split of the gross revenue derived from the power savings and/or power magnification as well as any equipment lease and maintenance revenues. The Net Operating Income would first go towards recouping the costs and any initial investment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: October 22, 2024	By:	/s/ Ronald W. Loudoun
Ronald W. Loudoun
CEO

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